Filed Pursuant to Rule 424(b)(3)

File No. 333-276707

ForeStructured Growth II Contract

ForeStructured Growth II Advisory Contract

Issued by

Forethought Life Insurance Company

Supplement dated January 27, 2025

to the

Prospectus dated August 12, 2024

Effective immediately, the following updates are being made to the prospectus:

Under the “Appendix A: State Variations” section of the prospectus, the last sentence of the first paragraph is deleted and replaced with the following:

Currently, the Contract is not available in Iowa, Missouri, New York, and Oregon.

Under the “Appendix A: State Variations” section of the prospectus, the below information is added to the table.

State	Feature/Benefit	Variation
Virginia	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

This Supplement Should Be Retained with the Prospectus for Future Reference.

FSGII-012725